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                                                                 Exhibit 10(k)

                              INSILCO CORPORATION
                               425 Metro Place N.
                                  Fifth Floor
                               Dublin, Ohio 43017

                                                                 August 11, 1997

Water Street Corporate Recovery Fund I, L.P.
c/o Goldman Sachs & Co.
85 Broad Street
New York, New York 10004
Attention: David J. Greenwald

Ladies and Gentlemen:

     Reference is hereby made to the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of July 10, 1997, by and between Insilco Corporation, a Delaware corporation ("Insilco"), and Water Street Corporate Recovery Fund I, L.P., a Delaware limited partnership ("Water Street"). Terms used but not defined herein shall have the respective meanings ascribed to them in the Stock Purchase Agreement.

     At the time that the Stock Purchase Agreement was entered into, it was contemplated that at least 2,857,142 Shares (including 960,577 Shares to be tendered by Water Street) would be tendered in the Offer. However, as of the date hereof, only 2,610,058 Shares have been tendered in the Offer. Accordingly, Insilco agrees that, notwithstanding anything else to the contrary in the Stock Purchase Agreement, Water Street may tender into the Offer (i) 960,577 Shares (which have been tendered in the Offer as of the date hereof) plus (ii) 2,857,142 Shares minus that number of Shares that are tendered and not withdrawn immediately prior to the expiration of the Offer without giving effect to the number of Shares Water Street tenders pursuant to this clause (ii).


                                      INSILCO CORPORATION



                                      By: /s/ Kenneth H. Koch
                                          --------------------------
                                          Name: Kenneth H. Koch
                                          Title: Vice President and
                                                 General Counsel